UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2007

Cytyc Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-27558	02-0407755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Campus Drive, Marlborough, MA	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 263-2900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 1, 2007, Cytyc Corporation (“Cytyc”) issued a press release announcing that it is delivering a notice to the holders of its 2.25% Senior Convertible Notes due 2024 (CUSIP Nos. 232946 AA 1 and 232946 AB 9) (the “Convertible Notes”) in accordance with Sections 15.01(b)(ii) and 15.10 of the indenture, dated as of March 22, 2004 (the “Indenture”), between Cytyc and U.S. Bank Trust National Association, as trustee, under which the Convertible Notes were issued.

As required by the Indenture, the notice informs noteholders that the Board of Directors of Cytyc has determined October 22, 2007 to be the anticipated effective date of the merger (the “Merger”) of Cytyc with and into Nor’easter Corp., a wholly owned subsidiary of Hologic, Inc. In addition, the notice states that it is currently expected that holders of Cytyc common stock of record will be entitled to exchange their Cytyc common stock for the merger consideration payable in connection with the Merger as of such date. However, there can be no assurance that the Merger will be consummated on or about October 22, 2007, or at all.

As previously announced by Cytyc on July 19, 2007, the Convertible Notes became convertible into shares of Cytyc common stock effective July 1, 2007. In accordance with Section 15.01(b)(ii) of the Indenture, if Convertible Notes are not surrendered for conversion prior to the consummation of the Merger, on the effective date of the Merger, the right to convert the Convertible Notes into Cytyc common stock will convert into a right to convert the Notes into the kind and amount of cash, securities and other property that a noteholder would have received if such holder had converted such holder’s Notes into Cytyc common stock immediately prior to the consummation of the Merger. The Notes will remain convertible at any time at the option of the noteholder through maturity. The shares of Cytyc common stock that are issuable upon conversion of the Convertible Notes are included in Cytyc’s reported diluted earnings per share amounts.

Noteholders who are interested in exercising their right to convert should follow the procedures detailed in the Indenture, which was filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to Cytyc’s Registration Statement on Form S-3 on June 7, 2004 and is available free of charge at the website maintained by the SEC at http://www.sec.gov.

The foregoing summary description of the press release is not intended to be complete and is qualified in its entirety by reference to the complete text of the press release, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated herein by reference thereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTYC CORPORATION

By:	/s/ A. Suzanne Meszner-Eltrich
A. Suzanne Meszner-Eltrich Senior Vice President, General Counsel and Secretary

Date: October 1, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated October 1, 2007